Schedule A

BROWN ADVISORY FUNDS

Rule 12b-1 Fees

Name of Series	12b-1 Fees
Advisor Shares*

Brown Advisory Growth Equity Fund	0.25%
Brown Advisory Value Equity Fund	0.25%
Brown Advisory Flexible Equity Fund	0.25%
Brown Advisory Small-Cap Growth Fund	0.25%
Brown Advisory Small-Cap Fundamental Value Fund	0.25%
Brown Advisory Opportunity Fund	0.25%
Brown Advisory Maryland Bond Fund	0.25%
Brown Advisory Intermediate Income Fund	0.25%
Brown Advisory Strategic Bond Fund	0.25%
Brown Advisory Equity Income Fund	0.25%
Brown Advisory Tax Exempt Bond Fund	0.25%
Brown Advisory Sustainable Growth Fund	0.25%
Brown Advisory-Somerset Emerging Markets Fund	0.25%
Brown Advisory-WMC Strategic European Equity Fund	0.25%
Brown Advisory Mortgage Securities Fund	0.25%
Brown Advisory-WMC Japan Alpha Opportunities Fund	0.25%
Brown Advisory Multi-Strategy Fund	0.25%
Brown Advisory Emerging Markets Small-Cap Fund	0.25%
Brown Advisory Total Return Fund	0.25%
Brown Advisory Global Leaders Fund	0.25%

* The Institutional Shares and Investor Shares do not charge Rule 12b-1 Fees.

As adopted by the Board of Trustees:  May 2, 2012

As amended by the Board of Trustees:  May 6, 2015

Appendix A

Rule 12b-1 Related Agreement

Quasar Distributors, LLC
615 East Michigan Street
Milwaukee, WI 53202

Financial Intermediary
[Address]
[Address]

Ladies and Gentlemen:

This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a Distribution and Shareholder Servicing Plan (the “Plan”) adopted by Brown Advisory Funds (the “Trust”), on behalf of each series of the Trust listed on Schedule A as may be amended from time to time (each of the “Funds”), pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”).  The Plan and this related agreement (the “Rule 12b-1 Agreement”) have been approved by a majority of the Board of Trustees of the Trust, including a majority of the Board of Trustees who are not “interested persons” of the Trust, as defined in the 1940 Act, and who have no direct or indirect financial interest in the operation of the Plan or in this or any other Rule 12b-1 Agreement (the “Independent Trustees”), cast in person at a meeting called for the purpose of voting thereon.  Such approval included a determination by the Board of Trustees that, in the exercise of its reasonable business judgment and in light of its fiduciary duties, there is a reasonable likelihood that the Plan will benefit each of the Funds and their shareholders.

1.           To the extent you provide distribution and marketing services in the promotion of the Fund’s shares and/or services to the Funds’ shareholders, including furnishing services and assistance to your customers who invest in and own shares, including, but not limited to, answering routine inquiries regarding the Funds and assisting in changing account designations and addresses, we shall pay you a fee as described on Schedule A.  We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

You agree that all activities conducted under this Rule 12b-1 Related Agreement will be conducted in accordance with the Plan, as well as all applicable state and federal laws, including the 1940 Act, the Securities Exchange Act of 1934, the Securities Act of 1933, the U.S. PATRIOT Act of 2001 and any applicable rules of the Financial Industry Regulatory Authority.

2.           You shall furnish us with such information as shall reasonably be requested either by the Trustees of the Funds or by us with respect to the services provided and the fees paid to you pursuant to this Rule 12b-1 Agreement.

3.           We shall furnish to the Board of Trustees, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

4.           This Rule 12b-1 Agreement may be terminated by the vote of: (a) a majority of shareholders, or (b) a majority of the Independent Trustees, on 60 days’ written notice, without payment of any penalty.  In addition, this Rule 12b-1 Agreement will be terminated by any act which terminates the Plan or the Distribution Agreement between the Trust and us and shall terminate immediately in the event of its assignment, as such term is defined in the 1940 Act.  This Rule 12b-1 Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon affecting any purchases of shares for your own account or on behalf of any of your customers’ accounts following your receipt of such notice.

5.           This Rule 12b-1 Agreement shall become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of the Plan and this Rule 12b-1 Agreement are approved at least annually by a vote of the Board of Trustees of the Trust and of the Independent Trustees, cast in person at a meeting called for the purpose of voting thereon.  All communications to us should be sent to the above address.  Any notice to you shall be duly given if mailed or faxed to you at the address specified by you below.

Quasar Distributors, LLC

By: __________________________
James Schoenike, President

Accepted:
_____________________________
(Dealer or Service Provider Name)
_____________________________
(Street Address)
_____________________________
(City)(State)(ZIP)
_____________________________
(Telephone No.)
_____________________________
(Facsimile No.)

By: __________________________
(Name and Title)

Schedule A
to the
Rule 12b-1 Related Agreement
for the Brown Advisory Funds

Name of Series	12b-1 Fees
Advisor Shares*

Brown Advisory Growth Equity Fund	0.25%
Brown Advisory Value Equity Fund	0.25%
Brown Advisory Flexible Equity Fund	0.25%
Brown Advisory Small-Cap Growth Fund	0.25%
Brown Advisory Small-Cap Fundamental Value Fund	0.25%
Brown Advisory Opportunity Fund	0.25%
Brown Advisory Maryland Bond Fund	0.25%
Brown Advisory Intermediate Income Fund	0.25%
Brown Advisory Strategic Bond Fund	0.25%
Brown Advisory Equity Income Fund	0.25%
Brown Advisory Tax Exempt Bond Fund	0.25%
Brown Advisory Sustainable Growth Fund	0.25%
Brown Advisory-Somerset Emerging Markets Fund	0.25%
Brown Advisory-WMC Strategic European Equity Fund	0.25%
Brown Advisory Mortgage Securities Fund	0.25%
Brown Advisory-WMC Japan Alpha Opportunities Fund	0.25%
Brown Advisory Multi-Strategy Fund	0.25%
Brown Advisory Emerging Markets Small-Cap Fund	0.25%
Brown Advisory Total Return Fund	0.25%
Brown Advisory Global Leaders Fund	0.25%

* The Institutional Shares and Investor Shares do not charge Rule 12b-1 Fees.

For all services rendered pursuant to the Rule 12b-1 Agreement, we shall pay you the fee shown above calculated as follows:

The above fee as a percentage of the average daily net assets of the Funds (computed on an annual basis) which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Trust or its agent, designate your firm as the customer’s dealer or service provider of record.

We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Funds’ current prospectus, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan.